Exhibit 3.3

MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)
Date Received
Oct 19 1988

FILED

OCT 31 1988

Administrator

MICHIGAN DEPARTMENT OF COMMERCE

Corporation & Securities Survey

Restated Articles of Incorporation

Pursuant to the provisions of Michigan Act 284, Public Acts of 1972, as amended, Essex Group, Inc. (hereinafter CORPORATION) executes the following Articles:

•                                The present name of the CORPORATION is Essex Group, Inc.

•                                The CORPORATION identification number (CID) assigned by the bureau is 056-985

•                                All former names of the CORPORATION are UAE of Michigan, Inc. and Essex International, Inc.

•                                The date of filing the original Articles of Incorporation is November 23, 1973.

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and restated and shall be the Articles of Incorporation for the CORPORATION:

Article I                                                     The name of the CORPORATION is Essex Group, Inc.

Article II                                                 The purpose or purposes for which the CORPORATION is organized are to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act (MBCA).

Article III                                             The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

Article IV                                             The address of the registered office of the CORPORATION in the State of Michigan is 615 Griswold Street, Detroit, Michigan 48226.  The name of its resident agent at that address is The Corporation Company.

Article V                                                 Any action required or permitted by the act to be taken at an annual or special meeting or shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to

GOLD SEAL APPEARS ONLY ON ORIGINAL

authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Article VI                                             A director of the CORPORATION shall not be personally liable to the CORPORATION or any of its shareholders for monetary damages for breach of fiduciary duty as a director.  However, this paragraph shall not eliminate or limit the liability of a director for any of the following:

•                                a breach of the director’s duty of loyalty to the CORPORATION or its shareholders;

•                                acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                                a violation of Section 551(1) of the MBCA;

•                                a transaction from which the director derived an improper personal benefit; or

•                                an act or omission occurring before the effective date of this paragraph.

Any repeal or modification of this paragraph by the shareholders of the CORPORATION shall not adversely affect any right or protection of a director of the CORPORATION existing at the time of, or for or with respect to, any acts or omissions occurring prior to such repeal or modification.

In accordance with the provisions o Section 642 of the MBCA these Restated Articles of Incorporation were duly adopted on the 21st day of October, 1988 by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the MCBA.

By:	/s/ Anthony J. Criso	10-17-88
	Signature	Date

Anthony J. Criso, Vice President,
General Counsel and Secretary

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS IN THE BOX BELOW. Include name, street, and number (or P.O. box), city, state and ZIP code.	Name of Organization remitting fees:
Essex Group, Inc.
Essex Group Inc. 1601 Wall Street Fort Wayne, Indiana 46802	Preparer’s name and business telephone number:
Anthony J. Criso

(219) 461-4495

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date Received NOV 03 2003	(FOR BUREAU USE ONLY)
ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in this document.
FILED
Name			NOV 03 2003
Corporation Service Company		304812/5
Address			Administrator
801 Adlai Stevenson Drive			BUREAU OF COMMERCIAL SERVICES
City	State	Zip Code
Springfield	IL	62703	EFFECTIVE DATE

Document will be returned to the name and address you enter above.

If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 182, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:	Essex Group, Inc.

2. The identification number assigned by the Bureau is:	056985

3.  Article III of the Articles of Incorporation is hereby amended to read as follows:

The total number of shares of stock which the Corporation shall have the authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).  Notwithstanding anything to the contrary herein, the Corporation is prohibited from issuing non-voting equity securities.

CSCD-545 (Rev. 09/01)

COMPLETE ONLY ONE OF THE FOLLOWING:

4.  (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the                          day of                                             ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees:

Signed this day of ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5.  (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis).

The foregoing amendment to the Articles of Incorporation was duly adopted on the 31st day of Oct., 2003, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐            at a meeting the necessary votes were cast in favor of the amendment.

☐            by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation.  Written notice to shareholders or members who have not consented in writing has been given.  (Note:  Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐            by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, Section 407(2) of the Act if a profit corporation.

☐            by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐            by the board of a profit corporation pursuant to section 611(2).

☒            See addendum

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 31st day of October, 2003		Signed this day of ,

By	/s/ David S. Aldridge	By
(Signature of an authorized officer or agent)		(Signature President, Vice-President, Chairperson or Vice-Chairperson)

David S. Aldridge		By
(Type or Print Name)		(Type or Print Name)

ADDENDUM

to the

Certificate of Amendment to the Articles of Incorporation

of

Essex Group, Inc.,

(a Michigan Corporation)

5.  The foregoing amendment to the Articles of Incorporation was authorized pursuant to Sections 861 (Reorganization; Effectuating of Plan; Taking of Action) and 862 (Powers of Corporation Under Reorganization; Shares of Stock; Bonds; Issuance) of the Michigan Business Corporation Act.  The undersigned, David S. Aldridge, certifies that he is the Vice President and Treasurer of Essex Group, Inc., a corporation and existing under the laws of the State of Michigan (the “Corporation”), and does hereby further certify as follows:

FIRST:  On October 22, 2003, the United States Bankruptcy Court for the District of Delaware issued an order, Docket No. 978 (the “Order”), directing the Corporation to amend its Articles of Incorporation, pursuant to 11 USC § 1123(a)(6), to prohibit the Corporation from issuing non-voting equity securities.

SECOND:  Pursuant to the Order and to Sections 861 and 862 of the Michigan Business Corporation Act, this Certificate of Amendment to the Articles of Incorporation of the Corporation amends Article III of the Articles of Incorporation in its entirety to read as set forth in Item #3 of this Certificate of Amendment to the Articles of Incorporation.

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